UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 6, 2007

MARKWEST HYDROCARBON, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS.

On September 6, 2007, MarkWest Energy Partners L.P. and MarkWest Hydrocarbon, Inc. hosted a conference call to discuss the proposed transaction that resulted from the signing of an Agreement and Plan of Redemption and Merger on September 5, 2007, by and among the MarkWest Energy Partners L.P., MarkWest Hydrocarbon, Inc. and MWEP, L.L.C.  The transcript of this call is attached as Exhibit 99.1.

Cautionary Statements

Certain statements contained herein or in the exhibits filed with this report may include “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the SEC. Among the factors that could cause results to differ materially are those risks discussed in the Annual Report on Form 10-K/A for the year ended December 31, 2006, for each of MarkWest Energy Partners L.P. and MarkWest Hydrocarbon, Inc., as filed with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description of Exhibit

99.1	Transcript of September 6, 2007 conference call announcing MarkWest Energy Partners L.P. to Merge with MarkWest Hydrocarbon, Inc.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Date: September 11, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer